Exhibit 10.15

FIRST AMENDMENT TO LEASE

This first amendment to lease (“Amendment”) is made this 26 day of July, 2001 (“Effective Date”) by and between SOBRATO INTERESTS II, a California limited partnership having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 (“Landlord”) and ENTRUST, INC., a Maryland corporation (as successor in interest to Entrust Technologies) having its principal place of business at 4975 Preston Park Blvd., Suite 400, Plano, Texas 75093, (“Tenant”).

WITNESSETH

WHEREAS Landlord and Tenant entered into a lease dated November 14, 2000, (the “Lease”) for the premises (“Premises”) located at 455 El Camino Real, Santa Clara, California; and

WHEREAS Landlord and Tenant wish to document the Commencement Date, acknowledge payments made to date by Tenant and provide for the moisture protection of the floor slabs by Landlord;

NOW THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as of the Effective Date as follows:

1.	The Commencement Date is agreed by the Parties to be May 15, 2001.

2.	Landlord acknowledges receipt of the Base Monthly Rent for May and June. The portion of the rent received for the period in May prior to the Commencement Date shall be credited by Landlord against the rent due for July. No late charge shall be assessed by Landlord due to the delayed payment of the June rent.

3.	Landlord, at Landlord’s expense, has agreed to seal the floor slabs of the second and third floors against moisture vapor emission, which work was begun on June 27, 2001, and shall be completed within approximately two (2) weeks.

4.	The Parties acknowledge that, subject to Landlord’s termination right, the terms of Section 17 of the Lease allow Tenant to sublease the Building for a term in excess of three (3) years.

5.	Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect.

In the event of any conflict or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.

Landlord:		Tenant:
SOBRATO INTERESTS III a California limited partnership		ENTRUST, INC. a Maryland Corporation

By:	/s/ John Michael Sobrato	By:	/s/ J. D. Kendry
Its:	General Partner	Its:	VP & CLO